Exhibit 10.1
Stock Subscription Agreement
This Stock Subscription Agreement (this “Agreement”) is entered into by and between                                          (“Investor”) and Paragon Real Estate Equity and Investment Trust, a Maryland trust (the “Company”), as of September 29, 2006.
     1. Sale and Purchase of Shares. Subject to the terms and conditions set forth in this Agreement, the Company hereby sells to Investor, and Investor hereby purchases from the Company for investment,                      shares of the Company’s Class C convertible preferred shares of beneficial interest, $0.01 par value per share (“Stock”), issuable upon the Company’s receipt of the signed Agreement. As consideration for the purchase of Stock, Investor hereby agrees to pay to the Company the sum of $                     (the “Purchase Price”) in equal quarterly installments on the first day of each quarter, beginning September 1, 2006. The shares of Stock being purchased by Investor are referred to as the “Subscription Shares.”
     2. Representation and Warranty of the Company. The Company represents and warrants to Investor that the Subscription Shares, when issued, will be duly authorized and validly issued by the Company, but not fully paid and nonassessable until the Company receives the Purchase Price from Investor.
     3. Representations and Warranties of Investor. Investor understands that the sale of Subscription Shares is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Sections 3(b) and 4(2) of the Securities Act, and Investor represents and warrants that:
          (a) Investor has been advised that the Subscription Shares have not been registered under the Securities Act and, therefore, cannot be resold unless they are registered under the Securities Act or unless an exemption from registration is available and the certificates representing the subscription shares will be legended accordingly. Investor is aware that there is a limited market for the resale of the Subscription Shares, and that he may be required to hold the Subscription Shares indefinitely. Investor is purchasing the Subscription Shares for his own account for investment and not with a view to, or for resale in connection with, the distribution thereof, and Investor has no present intention of distributing or reselling the Subscription Shares. Investor represents and warrants that he has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of such investment and is able to bear the economic risk of such investment.
          (b) In addition to any other legends required by any agreement or otherwise, the certificates representing Subscription Shares shall be conspicuously endorsed in substantially the following form:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A PRIVATE PLACEMENT, WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). NO TRANSFER OF SUCH SECURITIES MAY BE MADE ON THE BOOKS OF THE ISSUER, UNLESS ACCOMPANIED BY AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER, THAT SUCH TRANSFER MAY PROPERLY BE MADE WITHOUT REGISTRATION UNDER THE ACT OR THAT SUCH SECURITIES HAVE BEEN SO REGISTERED UNDER A REGISTRATION STATEMENT WHICH IS IN EFFECT AT THE DATE OF SUCH TRANSFER. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER PURSUANT TO A SUBSCRIPTION AGREEMENT DATED
SEPTEMBER 29, 2006.

          (c) Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D of the Securities Act.
          (d) This Stock Subscription Agreement has been duly executed and delivered by Investor and constitutes Investor’s legal, valid and binding obligation, enforceable in accordance with its terms. If Investor does not make a quarterly payment of the Purchase Price, Investor will return a proportionate number of Subscription Shares.
          (e) Investor is a member of the board of trustees of the Company, has made a complete and thorough investigation of the affairs and prospects of the Company and has had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of the Company concerning this investment, and all such questions have been answered to the full satisfaction of Investor.
          (f) Investor acknowledges that the Company is entering into this Agreement in reliance upon Investor’s representations and warranties in this Agreement.
     4. Covenants and Representations to Survive Delivery; Assignment. All covenants, agreements, representations and warranties made in this Agreement will survive the delivery to Investor of the Subscription Shares and payment therefore and, notwithstanding any investigation previously or in the future made by Investor or on Investor’s behalf, shall continue in full force and effect. Investor may not assign any of his rights hereunder. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the heirs, successors and permitted assigns of such party, and all covenants, promises and agreements in this Agreement by or on behalf of the Company, or by or on behalf of Investor, shall bind and inure to the benefit of the heirs, successors and permitted assigns of such party hereto.
     5. Governing Law; Amendments. This Stock Subscription Agreement shall be construed and enforced in accordance with the domestic substantive laws of the State of Ohio without giving effect to any choice or conflict of laws provision or rule that would cause the application of the domestic substantive laws of any other state. This Agreement cannot be changed orally, and can be changed only by an instrument in writing signed by the party against whom enforcement of such change is sought.
In Witness Whereof, the parties have executed this Agreement as of the date written above.
Paragon Real Estate Equity and Investment Trust

/s/ James C. Mastandrea By James C. Mastandrea, President and CEO

By Investor:

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